Exhibit 99.1

Delek US Holdings’ Board of Directors Approves the Purchase of up to $30 million of Delek Logistics Partners, LP Limited Partner Units

BRENTWOOD, Tenn.-- November 8, 2016 -- Delek US Holdings, Inc. (NYSE: DK) (“Delek US”) today announced that its Board of Directors has approved the purchase of up to $30 million of the outstanding common limited partner units in Delek Logistics Partners, LP (NYSE: DKL). This authorization, which may be executed through 10b5-1 or similar plans, will remain in place until the authorized amount is fully utilized. At the discretion of Delek US, the program may be suspended or terminated at any time. At September 30, 2016, Delek US and its affiliates owned a 59.7 percent limited partner interest, consisting of 14,798,516 limited partner units, and the 2.0 percent general partner of Delek Logistics Partners, LP.

Uzi Yemin, Chairman, President and Chief Executive Officer of Delek US stated, "This approval provides an additional option in our capital allocation program. Based on the current growth outlook for DKL combined with its yield and valuation, we believe it represents an attractive investment opportunity. With the expected closing of the $535.0 million retail transaction in November, our financial flexibility should be improved, providing the ability to support this investment, as well as continued evaluation of strategic opportunities to grow our business with a focus on creating long term value for our shareholders.”

About Delek US Holdings, Inc.
Delek US Holdings, Inc. is a diversified downstream energy company with assets in petroleum refining and logistics. The refining segment consists of refineries operated in Tyler, Texas and El Dorado, Arkansas with a combined nameplate production capacity of 155,000 barrels per day. Delek US Holdings, Inc. and its affiliates also own approximately 62 percent (including the 2 percent general partner interest) of Delek Logistics Partners, LP. Delek Logistics Partners, LP (NYSE: DKL) is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets. Delek US Holdings, Inc. also owns approximately 47 percent of the outstanding common stock of Alon USA Energy, Inc. (NYSE: ALJ).

Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws.

Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: risks and uncertainties with respect to the quantities and costs of crude oil we are able to obtain and the price of the refined petroleum products we ultimately sell; gains and losses from derivative instruments; management's ability to execute its strategy of growth

Exhibit 99.1

through acquisitions and the transactional risks associated with acquisitions and dispositions; acquired assets may suffer a diminishment in fair value as a result of which we may need to record a write-down or impairment in carrying value of the asset; our ability to complete and realize the benefits of the retail transaction; the effect on our financial results by the financial results of Alon USA Energy, Inc., in which we hold a significant equity investment; uncertainty regarding the outcome of our proposal to acquire the remaining outstanding stock of Alon USA; changes in the scope, costs, and/or timing of capital and maintenance projects; operating hazards inherent in transporting, storing and processing crude oil and intermediate and finished petroleum products; our competitive position and the effects of competition; the projected growth of the industries in which we operate; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States; and other risks contained in our filings with the United States Securities and Exchange Commission.

Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US undertakes no obligation to update or revise any such forward-looking statements.

U.S. Investor / Media Relations Contact:
Keith Johnson
Delek US Holdings, Inc.
Vice President of Investor Relations
615-435-1366